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                                                                   Exhibit 99.1

NEWS RELEASE
                                                    [CORRPRO COMPANIES INC LOGO]

COMPANY CONTACT          SM BERGER & COMPANY
---------------          -------------------
Robert M. Mayer          Stanley Berger           WORLD HEADQUARTERS
CFO                      (216) 464-6400           1090 Enterprise Drive
(330) 723-5082                                    Medina, OH 44256
                                                  Phone (330) 723-5082
                                                  Fax (330) 723-0694
FOR IMMEDIATE RELEASE                             www.corrpro.com

            SALE OF ASIAN OPERATIONS MARKS ANOTHER STEP IN CORRPRO'S
                               RESTRUCTURING PLAN

MEDINA, OHIO, JULY 16, 2003--Corrpro Companies, Inc. (AMEX:CO), announced today the sale of its Asian operations in a private transaction for an undisclosed amount. The operations were purchased by an affiliate of the OMG Group, a regional participant in the oil and gas industry.

"With this transaction, we have achieved another strategic milestone in our business restructuring plan," stated Joseph W. Rog, Chairman, President, and Chief Executive Officer of Corrpro. "We are pleased that we have secured a continuing relationship with the purchaser. Through mutually beneficial licensing and distribution agreements, the OMG Group affiliate has been licensed to operate under the names Corrpro Asia and Corrpro Far East and is authorized to distribute Corrpro corrosion control products and services covering certain territories in the Asia Pacific region."

ABOUT CORRPRO COMPANIES: Corrpro, headquartered in Medina, Ohio is the leading provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets around the world. Corrpro is the leading provider of cathodic protection systems and engineering services, as well as the leading supplier of corrosion protection services relating to coatings, pipeline integrity and reinforced concrete structures.

Except for historical information, the matters discussed in this press release are forward-looking statements relating to the business of the Company. The forward-looking statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. Factors that may affect the Company's business and performance are set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.